                                                                     Exhibit 4.4


================================================================================


                             RSL COMMUNICATIONS PLC


       as Issuer, with RSL Communications, Ltd. of $300,000,000 in Units, Each Unit Consisting of $1,000 Principal Amount of Senior Notes Due 2006
                            of RSL Communications PLC
                        and One Warrant to Purchase 1.815
                Class A Common Shares of RSL Communications, Ltd.


                                       and


                            THE CHASE MANHATTAN BANK

                            as Book-Entry Depositary


                             NOTE DEPOSIT AGREEMENT


                           Dated as of October 3, 1996


================================================================================

                                TABLE OF CONTENTS

                                   ARTICLE ONE
                      DEFINITIONS AND OTHER GENERAL PROVISIONS ..............  1
SECTION 1.01 Definitions ....................................................  1
SECTION 1.02 Rules of Construction ..........................................  4

                                   ARTICLE TWO
                       GLOBAL NOTES, DEPOSITARY INTERESTS
                           AND IAI BENEFICIAL INTERESTS .....................  4
SECTION 2.01 Deposit of the Global Notes ....................................  4
SECTION 2.02 Book-Entry System ..............................................  4
SECTION 2.03 Registration of Transfer of Depositary Interests ...............  5
SECTION 2.04 Transfer of Global Notes and Depositary Interests; Termination .  5
SECTION 2.05 Cancellation ...................................................  6
SECTION 2.06 Payments in Respect of the Global Notes ........................  6
SECTION 2.07 Changes in Principal Amount of the Global Notes ................  7
SECTION 2.08 Record Date ....................................................  7
SECTION 2.09 Action in Respect of the Depositary Interests ..................  7
SECTION 2.10 Changes Affecting the Global Notes .............................  9
SECTION 2.11 Surrender of the Global Notes ..................................  9
SECTION 2.12 Reports ........................................................  9

                                  ARTICLE THREE
                           THE BOOK-ENTRY DEPOSITARY ........................  9
SECTION 3.01 Certain Duties and Responsibilities ............................  9
SECTION 3.02 Notice of Default .............................................. 10
SECTION 3.03 Certain Rights of Book-Entry Depositary ........................ 10
SECTION 3.04 Not Responsible for Recitals or Issuance of Notes .............. 11
SECTION 3.05 Money Held in Trust ............................................ 12
SECTION 3.06 Compensation and Reimbursement ................................. 12
SECTION 3.07 Book-Entry Depositary Required: Eligibility .................... 12
SECTION 3.08 Resignation and Removal; Appointment of Successor .............. 13
SECTION 3.09 Acceptance of Appointment by Successor ......................... 14
SECTION 3.10 Merger, Conversion, Consolidation or Succession to Business .... 15
SECTION 3.11 Compliance with Letter of Representations ...................... 15

                                   ARTICLE IV
                            MISCELLANEOUS PROVISIONS ........................ 15
SECTION 4.01 Notices to Book-Entry Depositary or Note Issuer ................ 15
SECTION 4.02 Notice to the Depositary; Waiver ............................... 16
SECTION 4.03 Effect of Headings and Table of Contents ....................... 16
SECTION 4.04 Successors and Assigns ......................................... 16
SECTION 4.05 Separability Clause ............................................ 17
SECTION 4.06 Benefits of Agreement .......................................... 17
SECTION 4.07 GOVERNING LAW .................................................. 17
SECTION 4.08 Jurisdiction ................................................... 17

SECTION 4.09 Counterparts ................................................... 17
SECTION 4.10 Inspection of Agreement ........................................ 18
SECTION 4.11 Satisfaction and Discharge ..................................... 18
SECTION 4.12 Amendments ..................................................... 18
SECTION 4.13 Book-Entry Depositary To Sign Amendments ....................... 18

     THIS NOTE DEPOSIT AGREEMENT is made as of this 3rd day of October, 1996 by and between RSL Communications PLC, a United Kingdom corporation (the "Note Issuer") and The Chase Manhattan Bank, a New York banking corporation, as book-entry depositary (the "Book-Entry Depositary").

                                   ARTICLE ONE
                    DEFINITIONS AND OTHER GENERAL PROVISIONS

SECTION 1.01 Definitions.

     The following terms, as used herein, have the following meanings:

     "144A Depositary Interest" means the book-entry interest representing a 100% beneficial interest in the principal of, premium, if any, and interest on the underlying 144A Global Note, and issued to the Depositary by the Book-Entry Depositary.

     "144A Global Note" means one or more global bearer bonds issued by the Note Issuer to the Book-Entry Depositary and bearing the Private Placement Legend representing the total aggregate principal amount of the Notes sold in reliance on Rule 144A under the Securities Act.

     "Asset Sale" has the meaning set forth in the Indenture.

     "Board Resolution" means a duly adopted resolution of the Board of Directors of either of the Issuers in full force and effect on the date of certification, certified by any Director, Secretary or Assistant Secretary of the applicable Issuer.

     "Book-Entry Depositary" means The Chase Manhattan Bank or, in the event that The Chase Manhattan Bank is succeeded as Book-Entry Depositary hereunder, the Person designated as its successor pursuant to Section 3.08 hereof.

     "Book-Entry Notes" means an indirect beneficial interest in a Global Note held through a corresponding Depositary Interest.

     "Book-Entry Register" has the meaning set forth in Section 2.03 hereof.

     "Cedel" means Cedel Bank, societe anonyme.

     "Change of Control" has the meaning set forth in the Indenture.

     "Corporate Trust Office" means the office of the Book-Entry Depositary in the Borough of Manhattan, The City of New York, from which at any particular time its corporate trust business shall be principally administered, which at the date hereof is located at 450 West 33rd Street, New York, New York 10001-2697, Attention: Global Trust Services.

     "Depositary" means DTC, or any successor, as the holder of the Depositary Interests as recorded on the Book-Entry Register.

     "Depositary Interests" means each of the 144A Depositary Interests, the Regulation S Depositary Interests, the IAI Depositary Interests and the Unrestricted Depositary Interests.

     "DTC" means The Depository Trust Company and its nominees.

     "Euroclear" means Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear system.

     "Event of Default" shall have the meaning set forth in the Indenture.

     "Exchange Act" means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

     "Global Notes" means each of the 144A Global Note, the Regulation S Global Note and the IAI Global Note.

     "Holdings" means RSL Communications, Ltd., guarantor of the Notes pursuant to the Indenture until a successor replaces it pursuant to the applicable provisions of the Indenture and, thereafter, means such successor.

     "IAI Depositary Interest" means the book-entry interest representing a 100% beneficial interest in the principal, premium, if any, and interest on the underlying IAI Global Note, issued to the Depositary by the Book-Entry Depositary.

     "IAI Global Note" means one or more global bearer bonds issued by the Note Issuer to the Book-Entry Depositary and bearing the Private Placement Legend representing the total aggregate principal amount of the Notes sold to Institutional Accredited Investors.

     "Indenture" means the indenture dated as of October 3, 1996 among the Note Issuer, Holdings and the Trustee relating to the Notes, as originally executed or as it may be supplemented, modified or amended from time to time.

     "Institutional Accredited Investors" means institutional "accredited investors" as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act.

     "Issuer Order" or "Issuer Request" means a written order or request signed in the name of the Note Issuer by two Officers thereof.

     "Letter of Representations" means the Letter of Representations to DTC dated as of October 2, 1996 from the Note Issuer, the Trustee, the Book-Entry Depositary and the Warrant Agent (as defined in the Warrant Agreement).

     "Note Issuer" means RSL Communications PLC until a successor replaces it pursuant to the applicable provisions of the Indenture and, thereafter, means such successor.

     "Notes" means the $300,000,000 aggregate principal amount of the Note Issuer's 12 1/4 % Senior Notes due 2006 issued under the Indenture.

     "Offer to Purchase" has the meaning set forth in the Indenture.

     "Officer" means, with respect to the Note Issuer, (i) the Chairman of the Board, the Chief Executive Officer and other Directors and (ii) the Treasurer or any Assistant Treasurer, or the Secretary or any Assistant Secretary.

     "Officers' Certificate" means a certificate signed by two Officers, at least one of which must be an Officer listed in clause (i) of the definition thereof.

     "Opinion of Counsel" means a written opinion from legal counsel, who may be an employee of or counsel to the Note Issuer, and who shall be reasonably acceptable to the Book-Entry Depositary.

     "Participant" means, with respect to DTC, Euroclear or Cedel, any Person who has an account with DTC, Euroclear or Cedel, respectively (and, with respect to DTC, shall include Euroclear and Cedel).

     "Paying Agent" means The Chase Manhattan Bank and any successor paying agent hereunder.

     "Person" means any individual, corporation, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "Private Placement Legend" means the legend set forth in Section 2.07(g)(i) of the Indenture.

     "Registered Notes" means certificated Notes registered in the name of the holder thereof issued pursuant to the Indenture in substantially the form of Exhibit B thereto.

     "Regulation S Depositary Interest" means the book-entry interest representing a 100% beneficial interest in the principal of, premium, if any, and interest on the underlying Regulation S Global Note, and issued to the Depositary by the Book-Entry Depositary.

     "Regulation S Global Note" means one or more global bearer bonds issued by the Note Issuer to the Book-Entry Depositary and bearing the Private Placement Legend representing the total aggregate principal amount of the Notes sold in reliance on Regulation S under the Securities Act.

     "Responsible Officer", with respect to the Book-Entry Depositary, means any Vice President, Assistant Vice President, the Secretary, any Assistant Secretary, the Treasurer, any Assistant Treasurer, or any Trust Officer or any other officer of the Book-Entry Depositary customarily performing functions similar to those performed by any of the above-designated officers and also means, with respect to a particular corporate trust or agency matter, any other officer to whom such matter is referred because of his or her knowledge and familiarity with the particular subject.

     "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

     "Trustee" means The Chase Manhattan Bank acting as trustee under the Indenture or, in the event The Chase Manhattan Bank is succeeded as trustee under the Indenture, such Person who shall be appointed to succeed as trustee pursuant to the applicable provisions of the Indenture.

     "Warrant Agreement" means the agreement relating to the warrants issued as parts of units together with the Notes, dated as of October 3, 1996, between Holdings as warrant issuer and The Chase Manhattan Bank, as warrant agent.)

SECTION 1.02 Rules of Construction. Unless the context otherwise requires:

     (1) a term has the meaning assigned to it;

     (2) "or" is not exclusive;

     (3) "including" means including without limitation;

     (4) words in the singular include the plural and words in the plural include the singular;

     (5) references herein to interest shall include Liquidated Damages, if any, (as such term is defined in the Indenture); and

     (6) references herein to holders of Depositary Interests shall mean references to the Depositary.

                                   ARTICLE TWO
                       GLOBAL NOTES, DEPOSITARY INTERESTS
                          AND IAI BENEFICIAL INTERESTS

SECTION 2.01 Deposit of the Global Notes.

     The Book-Entry Depositary hereby accepts custody of the Global Notes from the Trustee and shall act as Book-Entry Depositary in accordance with the terms of this Agreement. The Book-Entry Depositary shall hold each such Global Note at its Corporate Trust Office or at such place or places as it shall determine with the prior written consent of the Note Issuer and shall issue the Depositary Interests in accordance with the Letter of Representations. In the event that the Note Issuer shall issue and execute, and the Trustee, upon the order of the
Note Issuer, shall authenticate additional Global Notes, the Book-Entry Depositary shall hold each such Global Note at its Corporate Trust Office or at such place or places as it shall determine with the prior written consent of the
Note Issuer and shall issue the Depositary Interests in such Global Notes to the Depositary in accordance with the Letter of Representations.

SECTION 2.02 Book-Entry System.

     (a) Upon acceptance by DTC of the Depositary Interests for entry into its book-entry settlement system in accordance with the terms of the Letter of Representations, Book-Entry Notes shall be issued by DTC and traded through DTC's book-entry system, and ownership of such Book-Entry Notes shall be shown in, and the transfer of such ownership shall be effected only through, a book-entry system maintained by (i) DTC or its successors or (ii) Participants. Book-Entry Notes shall be transferable (x) only as units representing authorized denominations of the Notes, and (y) until the Separation Date (as defined in the Warrant Agreement and the Indenture), only together with the corresponding beneficial interests in Global Warrants (as defined in the Warrant Agreement). DTC shall treat the holders of Book-Entry Notes and their successors as the absolute owners of the Depositary Interests for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Note Issuer, the Trustee, the Book-Entry Depositary or any agent of the Note Issuer, the Trustee or the Book-Entry Depositary from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Book-Entry Depositary and the Depositary and its Participants, the operation of customary practices of such Depositary governing the exercise of the rights of an owner of a beneficial interest in any Global Note or Depositary Interest.

     (b) The Depositary Interests shall be issuable only to DTC, or successors of DTC or their respective nominees. Except as provided in Section 2.04 hereof and Section 2.07(a) of the Indenture, no owner of beneficial interests in such Depositary Interests shall be entitled to receive a Note on account of such beneficial interest, and such beneficial owner's interest therein shall be shown only in accordance with the procedures of DTC as set forth in the Letter of Representations.

SECTION 2.03 Registration of Transfer of Depositary Interests.

     (a) The Note Issuer appoints the Book-Entry Depositary as its agent to maintain at the Book-Entry Depositary's Corporate Trust Office a register (the "Book-Entry Register") in which the Book-Entry Depositary shall (i) record the right of the Depositary to receive payment of principal of, premium, if any, and interest on the Global Notes and (ii) record the registration and transfer of the Depositary Interests. No Depositary Interest can be transferred unless such transfer is recorded on the Book-Entry Register.

     (b) With respect to any Global Note, clause (a) of this Section 2.03 shall not (i) impose an obligation on the Book-Entry Depositary to record the interests in or transfers of Book-Entry Notes held by institutions that have accounts with DTC or its successors or Persons that may hold Book-Entry Notes through such institutions and (ii) restrict transfers of such Book-Entry Notes held by such institutions or Persons. The Book-Entry Depositary shall treat the Depositary or its nominee as the absolute owner of the Depositary Interests for all purposes whatsoever and shall not be bound or affected by any notice to the contrary, other than an order of a court having jurisdiction over the Book-Entry Depositary.

SECTION 2.04 Transfer of Global Notes and Depositary Interests; Termination.

     The Book-Entry Depositary shall hold the Global Notes in custody for the benefit of the Depositary. The Book-Entry Depositary shall not transfer or lend any Global Note or any interest therein except that (i) the Book-Entry Depositary shall deliver Global Notes to the Trustee in accordance with Section
2.07 of the Indenture so that the Trustee may make such notations on the Global Notes as may be required to evidence transfers and exchanges of Book-Entry Notes, (ii) a Global Note may be exchanged in whole but not in part pursuant to
Section 2.07(a) of the Indenture, (iii) a Global Note may be exchanged or replaced pursuant to Sections 2.08 and 2.11 of the Indenture, (iv) any Global Note may be delivered to the Trustee for cancellation pursuant to Section 2.12 of the Indenture and (v) the Global Notes may be transferred to a successor Book-Entry Depositary with the prior written consent of the Note Issuer. Notwithstanding the foregoing, the Depositary may not under any circumstances request the Book-Entry Depositary to surrender or deliver the Global Notes.

     If the Book-Entry Depositary notifies the Note Issuer and the Trustee in writing under Section 3.08 hereof that it is unwilling or unable to continue as Book-Entry Depositary and no successor Book-Entry Depositary has been appointed by the Note Issuer within 90 days of such notification, then the Book-Entry Depositary shall promptly notify the Trustee and request the Trustee to issue Registered Notes in such names and denominations as the Depositary shall specify in writing in accordance with Section 2.07 of the Indenture and the Book-Entry Depositary agrees that in such event it shall promptly surrender the Global Notes held by it to the Trustee in connection with such exchange and that such Global Notes shall be canceled upon issuance of such Registered Notes.

     If DTC notifies the Note Issuer in writing that it or its nominee is unwilling or unable to continue as Depositary with respect to any or all of the Depositary Interests or if at any time it or its nominee is unable to or ceases to be a clearing agency under the Exchange Act and a successor Depositary registered as a clearing agency under the Exchange Act is not appointed by the
Note Issuer within 90 days, then the Book-Entry Depositary shall promptly notify the Trustee and request the Trustee to issue Registered Notes with respect to the Global Notes in such names and denominations as the Depositary shall specify in writing in accordance with Section 2.07 of the Indenture and the Book-Entry Depositary agrees that in such event it shall promptly surrender the applicable Global Notes held by it to the Trustee in connection with such exchange and that such Global Notes shall be canceled upon issuance of such Registered Notes.

     If at any time the Note Issuer, in its sole discretion, determines that the Global Notes should be exchanged, in whole but not in part, for Registered Notes, then the Book-Entry Depositary shall promptly notify the Trustee and request the Trustee to issue Registered Notes with respect to the Global Notes in such names and denominations as the Depositary shall specify in writing in accordance with Section 2.07 of the Indenture and the Book-Entry Depositary agrees that in such event it shall promptly surrender the applicable Global Notes held by it to the Trustee in connection with such exchange and that such Global Notes shall be canceled upon issuance of such Registered Notes.

     Upon the issuance of Registered Notes in exchange for Global Notes representing the entire principal amount of Notes, this Agreement will terminate.

SECTION 2.05 Cancellation.

     If any Global Note is surrendered for payment, or for redemption or purchase of Notes evidenced thereby or in exchange for Registered Notes, then such Global Note shall, if surrendered to any Person other than the Trustee notwithstanding the first paragraph of Section 2.04 hereof, be delivered to the Trustee for cancellation.

SECTION 2.06 Payments in Respect of the Global Notes.

     (a) Except for payments made pursuant to an Offer to Purchase with respect to any Asset Sale or Change of Control, whenever the Book-Entry Depositary shall receive from the Trustee (or other paying agent under the Indenture) any payment of the principal of, premium, if any, and interest on the Global Notes, such payments shall be distributed promptly to the Depositary on the payment date for the Global Notes.

     (b) Whenever the Book-Entry Depositary shall receive from the Trustee (or other paying agent under the Indenture) any payment of the principal of, premium, if any, and interest on the Global Notes pursuant to an Offer to Purchase by the Note Issuer with respect to any Asset Sale or Change of Control, the Book-Entry Depositary shall distribute such payment to the Depositary for the accounts of holders of Book-Entry Notes who elected to have Book-Entry Notes repurchased pursuant to such Offer to Purchase.

     (c) So long as DTC or its nominee is the Depositary, payments pursuant to
Section 2.06(a) and 2.06(b) hereof with respect to the Global Notes shall be made in accordance with the Letter of Representations. In the event that DTC or its nominee shall cease to be the Depositary, such payments shall be made according to procedures agreed between the Book-Entry Depositary and the successor Depositary, which shall be reasonably satisfactory to the Note Issuer.

     (d) The Book-Entry Depositary shall forward to the Note Issuer or its agents at the Note Issuer's cost and expense such information from its records as the Note Issuer may reasonably request to enable the Note Issuer or its agents to file necessary reports with governmental agencies, and the Book-Entry Depositary, the Note Issuer or its agents may (but shall not be required to) file any such reports necessary to obtain benefits under any applicable tax treaties for the Depositary or the holders of Book-Entry Notes.

SECTION 2.07 Changes in Principal Amount of the Global Notes.

     (a) In the event that the Note Issuer exercises any right of redemption in respect of any Notes constituting a part of the Global Notes or purchases any Notes constituting a part of the Global Notes pursuant to an Offer to Purchase under Section 4.11 or 4.13 of the Indenture, the Book-Entry Depositary shall, promptly upon receipt of the redemption price or purchase price, deliver such Global Notes to the Trustee (i) and request the Trustee to endorse Schedule A to such Global Note to reflect the reduction in the principal amount of such Global Note as a result of such redemption or purchase or (ii) in exchange for a Global Note with a principal amount that represents only the portion of such Global Note not so redeemed or purchased. The redemption price or purchase price in connection with the redemption of a portion of such Global Note shall be equal to the amount received by the Book-Entry Depositary in respect of the aggregate principal amount of the Notes so redeemed or repurchased.

     (b) Pursuant to Section 2.07 of the Indenture, upon written notice from the Trustee to the Book-Entry Depositary of an increase or decrease in the aggregate principal amount of any Global Note, the Book-Entry Depositary shall enter or cause to be entered in the Book-Entry Register a corresponding increase or decrease in the aggregate principal amount of the Depositary Interest corresponding to such Global Note.

SECTION 2.08 Record Date.

     Whenever any payment is to be made in respect of the Global Notes or the Book-Entry Depositary shall receive written notice of any action to be taken by the Depositary, or whenever the Book-Entry Depositary otherwise deems it appropriate in respect of any other matter, the Book-Entry Depositary shall fix a record date for the determination of the holders of the Depositary Interests who shall be entitled to receive payment in respect of the Depositary Interests, or to take any such action or to act in respect of any such matter. Subject to the provisions of this Agreement, only the Depositary which is registered on the Book-Entry Register at the close of business on such record date shall be entitled to receive any such payment, to give instructions as to such action or to act in respect of any such matter.

     The Depositary shall be entitled to rely on such record date as the date of determination for purposes of further distribution of the payments disbursed, and so long as DTC or its nominee is the Depositary, such record date applicable to the Depositary shall comply with the requirements of the Letter of Representations.

SECTION 2.09 Action in Respect of the Depositary Interests.

     (a) As soon as practicable after receipt by the Book-Entry Depositary of notice from the Note Issuer of any solicitation of consents or request for a waiver or other action by the Depositary under this Agreement or the Indenture, the Book-Entry Depositary shall mail to the Depositary a notice containing (i) such information as is contained in such notice, (ii) a statement that the holders of Depositary Interests at the close of business on a specified record date (established in accordance with Section 2.08 hereof) will be entitled, subject to the provisions of or governing the Depositary Interests, to instruct the Book-Entry Depositary as to the consent, waiver or other action, if any, pertaining to the Global Notes and
(iii) a statement as to the manner in which such instructions may be given. Upon the written request of the Depositary received on or before the date established by the Book-Entry Depositary for such purpose, the Book-Entry Depositary shall endeavor insofar as practicable and permitted under the provisions of or governing the Depositary Interests to take such action regarding the requested consent, waiver or other action in respect of the Global Notes in accordance with any instructions set forth in such request. The Book-Entry Depositary shall not itself exercise any discretion in the granting of consents or waivers or the taking of any other action in respect of the Global Notes and, as holder of the Global Notes, the Book-Entry Depositary promptly shall cause such consents or waivers to be granted and such action to be taken with respect to the Global Notes as the Depositary had given or had taken.

     (b) As soon as practicable after receipt by the Book-Entry Depositary of an Offer to Purchase with respect to the Global Notes, the Book-Entry Depositary shall mail to the Depositary a notice containing (i) such information as is contained in such notice, (ii) a statement that the holders of Depositary Interests at the close of business on a specified record date (established in accordance with Section 2.08 hereof) will be entitled, subject to the provisions of or governing the Depositary Interests, to elect to have all or any portion of their interest in the Global Notes repurchased in accordance with such Offer to Purchase and (iii) such documentation provided by the Note Issuer as is necessary for the Depositary to elect to have all or any portion of the Depositary Interests repurchased pursuant to such Offer to Purchase. So long as DTC or its nominee is acting as Depositary, such notice shall also comply with the Letter of Representations. Upon receipt of elections relating to such Offer to Purchase from the Depositary received on or before the date established by the Note Issuer for such purpose, the Book-Entry Depositary shall endeavor insofar as practicable and permitted under the provisions of or governing the Depositary Interests and the Global Notes to tender the Global Notes or portions thereof requested to be tendered by the Depositary for repurchase in accordance with such Offer to Purchase. The Book-Entry Depositary shall not itself exercise any discretion in the tender of any Global Notes pursuant to an Offer to Purchase.

     (c) As soon as practicable after receipt by the Book-Entry Depositary of any notice of redemption with respect to the Global Notes pursuant to Section
3.01 of the Indenture, the Book-Entry Depositary shall mail to the Depositary a notice containing (i) such information as is contained in such notice and (ii) a statement that Notes called for redemption must be surrendered to the Paying Agent in order to collect the Redemption Price. So long as DTC or its nominee is acting as Depositary, such notice shall also comply with the Letter of Representations.

     (d) The Depositary may direct the time, method and place of conducting any proceeding for any remedy available to the Book-Entry Depositary with respect to the Global Notes or exercising any power conferred on the Book-Entry Depositary. However, the Book-Entry Depositary may refuse to follow any direction that conflicts with law, the Indenture or this Agreement, that may involve the Book-Entry Depositary in personal liability, or that the Book-Entry Depositary determines in good faith may be unduly prejudicial to the rights of the holders of Book-Entry Notes not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any directions received from the Depositary pursuant to this Section 2.09(d).

SECTION 2.10 Changes Affecting the Global Notes.

     Upon any reclassification of the Global Notes, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Note Issuer or to which the Note Issuer is a party, any securities that shall be received by the Book-Entry Depositary in exchange for or in respect of a Global Note shall be treated as a new Global Note under this Agreement and any corresponding Depositary Interests shall thenceforth represent such new securities so received; provided, however, that any security issued in exchange for or in respect of a Global Note under such circumstances shall not be deemed to be a new security if the Note Issuer delivers to the Book-Entry Depositary an Opinion of Counsel, stating that the recapitalization, reorganization, merger or consolidation or sale of assets, as appropriate, did not result in the creation of a security materially different from that represented by such Global Note.

SECTION 2.11 Surrender of the Global Notes.

     In the event of the redemption, payment or purchase in full of all the Notes represented by any of the Global Notes, then the applicable Global Note shall become void and the Book-Entry Depositary shall surrender such Global Note to the Trustee for cancellation. In the event of a partial redemption of the Notes represented by a Global Note, the Book-Entry Depositary shall comply with the requirements of Section 2.07 hereof.

SECTION 2.12 Reports.

     The Book-Entry Depositary shall promptly send to the Depositary any notices, reports and other communications received from the Note Issuer that are received by the Book-Entry Depositary as holder of the Global Notes.

                                  ARTICLE THREE
                            THE BOOK-ENTRY DEPOSITARY

SECTION 3.01 Certain Duties and Responsibilities.

     (a) The Book-Entry Depositary undertakes to perform such duties and only such duties as are specifically set forth in this Agreement.

     (b) No provision of this Agreement shall be construed to relieve the Book-Entry Depositary from liability for its own grossly negligent action, its own grossly negligent failure to act, or its own bad faith or willful misconduct, except that:

     (1) the duties and obligations of the Book-Entry Depositary with respect to the Global Notes and the Depositary Interests shall be determined solely by the express provisions of this Agreement and neither the Book-Entry Depositary nor its officers, directors, employees and agents shall be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Book-Entry Depositary; and

     (2) in the absence of bad faith on its part, the Book-Entry Depositary may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any statements, certificates or opinions furnished to the Book-Entry Depositary and conforming to the requirements of this Agreement, but in the case of any such statements, certificates or opinions that by any provision hereof are specifically required to be furnished to the Book-Entry Depositary, the Book-Entry Depositary shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Agreement.

     (c) The Book-Entry Depositary shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Book-Entry Depositary, unless it shall be proved that the Book-Entry Depositary was grossly negligent in ascertaining the pertinent facts.

     (d) The Book-Entry Depositary shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Depositary pursuant to Section 2.09 hereof relating to the time, method and place of conducting any proceeding for any remedy available to the Book-Entry Depositary, or exercising any power conferred upon the Book-Entry Depositary, under this Agreement.

     (e) No provision of this Agreement shall require the Book-Entry Depositary to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

     (f) Whether or not therein expressly so provided, every provision of this Agreement relating to the conduct or affecting the liability of or affording protection to the Book-Entry Depositary shall be subject to the provisions of this Section.

     (g) The Book-Entry Depositary owes no fiduciary duties to any person by virtue of this Agreement except as expressly set forth herein.

SECTION 3.02 Notice of Default.

     Within 90 days after the occurrence of any Event of Default in respect of the Global Notes of which a Responsible Officer of the Book-Entry Depositary assigned to its Global Trust Services department has actual knowledge, the Book-Entry Depositary shall transmit by mail to the Depositary in the manner provided in Section 4.02, notice of such Event of Default, unless such Event of Default shall have been cured or waived.

SECTION 3.03 Certain Rights of Book-Entry Depositary.

     Subject to the provisions of Section 3.01 hereof:

     (a) the Book-Entry Depositary may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, coupon, security, or other paper or document delivered to it in accordance with the terms of this Agreement and believed by it to be genuine and to have been signed or presented by the proper party or parties;

     (b) any request, direction, order or demand of the Note Issuer mentioned herein shall be sufficiently evidenced by an Officers' Certificate, Issuer Order or Issuer Request, and any resolution of the Board of Directors of the Note Issuer may be sufficiently evidenced by a Board Resolution;

     (c) the Book-Entry Depositary may consult with counsel and the advice of such counsel confirmed in writing or any Opinion of Counsel shall be full and complete authorization and protection with respect to any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon in accordance with such advice or Opinion of Counsel;

     (d) the Book-Entry Depositary shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, appraisal, bond, debenture, note, coupon, security or other paper or document, but the Book-Entry Depositary, in its discretion, may make reasonable further inquiry or investigation into such facts or matters related to the issuance of the Global Notes and, if the Book-Entry Depositary shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Note Issuer, at the Note Issuer's expense, at reasonable times during normal business hours, personally or by agent or attorney;

     (e) the Book-Entry Depositary may execute any of the powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Book-Entry Depositary shall not be responsible for any misconduct or negligence on the part of any such agent or attorney appointed with due care;

     (f) the Book-Entry Depositary shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement at the request, order or direction of the Depositary pursuant to this Agreement, unless the Depositary shall have offered or caused to be offered to the Book-Entry Depositary security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction, provided that such request, order or direction shall not expose the Book-Entry Depositary to personal liability;

     (g) the Book-Entry Depositary shall not be liable for any action taken or omitted by it in good faith and reasonably believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Agreement; and

     (h) whenever in the administration of its duties under this Agreement the Book-Entry Depositary shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of gross negligence or bad faith on the part of the Book-Entry Depositary, be deemed to be conclusively proved and established by an Officers' Certificate delivered to the Book-Entry Depositary, and such certificate, in the absence of gross negligence or bad faith on the part of the Book-Entry Depositary, shall be full warrant to the Book-Entry Depositary for any action taken, suffered or omitted by it under the provisions of the Agreement, upon the faith thereof.

SECTION 3.04 Not Responsible for Recitals or Issuance of Notes

     The recitals contained in the Indenture and in the Notes, except the Trustee's certificates of authentication, shall be taken as the statements of the Note Issuer, and the Book-Entry Depositary assumes no responsibility for their correctness. The Book-Entry Depositary makes no representation as to (i) the validity or sufficiency of the Indenture or of the Notes, (ii) the sufficiency of this Agreement or (iii) the validity, with respect to the Note Issuer, of this Agreement. The Book-Entry Depositary shall not be accountable for the use or application by the
Note Issuer of the proceeds with respect to the Notes.

SECTION 3.05 Money Held in Trust.

     Money held by the Book-Entry Depositary in trust hereunder need not be segregated from other funds held by the Book-Entry Depositary, except to the extent required by law. The Book-Entry Depositary shall be under no obligation to invest or pay interest on any money received by it hereunder, except as otherwise agreed in writing with the Note Issuer. Any interest accrued on funds deposited with the Book-Entry Depositary under this Agreement shall be paid to the Note Issuer from time to time and the Depositary shall have no claim to any such interest.

SECTION 3.06 Compensation and Reimbursement.

     The Note Issuer agrees:

     (a) to pay to the Book-Entry Depositary from time to time reasonable compensation agreed in writing for all services rendered by it hereunder (which compensation shall not be limited by any provision of law with regard to the compensation of a trustee of an express trust);

     (b) except as otherwise expressly provided herein, to reimburse the Book-Entry Depositary upon its request for all reasonable expenses, disbursements and advances incurred or made by the Book-Entry Depositary in accordance with any provision of this Agreement (including the reasonable compensation, expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its gross negligence, bad faith or willful misconduct; and

     (c) to indemnify the Book-Entry Depositary and its directors, officers, agents and employees for, and to hold it harmless against, any loss, liability or expense incurred without gross negligence, bad faith or willful misconduct on its part, arising out of or in connection with the acceptance or administration of this Agreement and its duties hereunder, including the costs and expenses of defending itself against or investigating any claim of liability in connection with the exercise or performance of any of its powers or duties hereunder.

     The obligations of the Note Issuer under this Section to compensate and indemnify the Book-Entry Depositary and to pay or reimburse the Book-Entry Depositary for reasonable expenses, disbursements and advances shall survive the satisfaction and discharge of this Agreement. Such obligations shall be a senior claim to that of the Notes upon all property and funds held or collected by the Book-Entry Depositary as such, except funds held in trust for the benefit of the holders of the Notes.

SECTION 3.07 Book-Entry Depositary Required; Eligibility.

     At all times when there is a Book-Entry Depositary hereunder, such Book-Entry Depositary shall be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, having, together with its parent, a combined capital and surplus of at least $50,000,000, subject to supervision or examination by federal, state or District of Columbia authority, willing to act on reasonable terms. Such corporation shall have its principal place of business in the Borough of Manhattan, The City of New York, if there be such a corporation in such location willing to act upon reasonable and customary terms and conditions. If such corporation, or its parent, publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The Book-Entry Depositary shall have executed a letter of representations to DTC acceptable in form and substance to DTC and the Note Issuer with respect to the Depositary Interests. The Book-Entry Depositary hereunder shall at all times be the Trustee under the Indenture, subject to receipt by the Note Issuer of an Opinion of Counsel that the same Person is precluded by law from acting in such capacities. If at any time the Book-Entry Depositary shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

SECTION 3.08 Resignation and Removal; Appointment of Successor.

     (a) No resignation or removal of the Book-Entry Depositary and no appointment of a successor Book-Entry Depositary pursuant to this Article shall become effective until (i) the approval in writing of a successor Book-Entry Depositary by the Note Issuer and the acceptance of the appointment by such successor Book-Entry Depositary in accordance with the applicable requirements of Section 3.09 hereof or (ii) the issuance of Registered Notes in accordance with Section 2.04 hereof and the Indenture.

     (b) The Book-Entry Depositary may resign all of its rights and duties with respect to the Global Notes and the Depositary Interests by giving written notice thereof to the Note Issuer and the Depositary in accordance with Sections
4.01 and 4.02 hereof. The Book-Entry Depositary may be removed at any time upon 30 days' notice by the filing with it of an instrument in writing signed on behalf of the Note Issuer and specifying such removal and the date when it is intended to become effective. If the instrument of acceptance by a successor Book-Entry Depositary or the approval by the Note Issuer required by Section
3.09 hereof shall not have been delivered to the Book-Entry Depositary within 30 days after the giving of such notice of resignation, the resigning Book-Entry Depositary may petition any court of competent jurisdiction for the appointment of a successor Book-Entry Depositary.

     (c) If at any time:

     (1) the Book-Entry Depositary shall cease to be eligible under Section 3.07 hereof or shall cease to be eligible as Trustee under the Indenture, and shall fail to resign after written request therefor by the Note Issuer or the Depositary, or

     (2) the Book-Entry Depositary shall become incapable of acting with respect to the Global Notes and the Depositary Interests, or shall be adjudged bankrupt or insolvent, or a receiver or liquidator of the Book-Entry Depositary or its property shall be appointed or any public officer shall take charge or control of the Book-Entry Depositary or its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Note Issuer, by Board Resolution, may remove the Book-Entry Depositary and appoint a successor Book-Entry Depositary and (ii) if the Note Issuer does not remove the Book-Entry Depositary and appoint a successor pursuant to clause (i), the Depositary, upon the direction of holders of at least a majority of the total aggregate principal amount of the Book-Entry Notes outstanding, may petition any court of competent jurisdiction for the removal of the Book-Entry Depositary with respect to the Global Notes and the Depositary Interests and the appointment of a successor Book-Entry Depositary or Book-Entry Depositaries unless Registered Notes have been issued in accordance with the Indenture. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Book-Entry Depositary with respect to the Global Notes and the Depositary Interests and appoint a successor Book-Entry Depositary for the Global Notes and the Depositary Interests.

     (d) If the Book-Entry Depositary shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Book-Entry Depositary for any cause, the Note Issuer, by Board Resolution, shall promptly appoint a successor Book-Entry Depositary (other than the Note Issuer) and shall comply with the applicable requirements of Section 3.09 hereof. If no successor Book-Entry Depositary with respect to the Notes shall have been so appointed by the Note Issuer and accepted appointment in the manner required by Section 3.09, the Depositary, upon direction of holders of at least a majority of the total aggregate principal amount of Book-Entry Notes outstanding, may petition any court of competent jurisdiction for the appointment of a successor Book-Entry Depositary unless Registered Notes have been issued in accordance with the Indenture and Section 2.04 hereof.

     (e) The Note Issuer shall give, or shall cause such successor Book-Entry Depositary to give, notice of each resignation and each removal of a Book-Entry Depositary and each appointment of a successor Book-Entry Depositary to the Depositary in accordance with Section 4.02 hereof. Each notice shall include the name of the successor Book-Entry Depositary and the address of its Corporate Trust Office.

     (f) If a Book-Entry Depositary hereunder shall resign, it shall not be relieved of any responsibility for its actions or omissions hereunder solely by virtue of such resignation.

SECTION 3.09 Acceptance of Appointment by Successor.

     (a) In case of the appointment hereunder of a successor Book-Entry Depositary, every such successor Book-Entry Depositary so appointed shall execute, acknowledge and deliver to the Note Issuer and to the retiring Book-Entry Depositary an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Book-Entry Depositary shall become effective and such successor Book-Entry Depositary, without any further act, deed or conveyance, shall become vested with all the rights, powers, agencies and duties of the retiring Book-Entry Depositary, with like effect as if originally named as Book-Entry Depositary hereunder; but, on the request of the
Note Issuer or the successor Book-Entry Depositary, such retiring Book-Entry Depositary shall, upon payment of all amounts due and payable to it pursuant to
Section 3.06 hereof, execute and deliver an instrument transferring to such successor Book-Entry Depositary all the rights and powers of the retiring Book-Entry Depositary and shall duly assign, transfer and deliver to such successor Book-Entry Depositary all property and money held by such retiring Book-Entry Depositary hereunder. Any retiring Book-Entry Depositary shall, nonetheless, retain a prior claim upon all property or funds held or collected by such Book-Entry Depositary to secure any amounts then due it pursuant to
Section 3.06 hereof. The Book-Entry Depositary will not be liable for any acts or omissions of any successor Book-Entry Depositary appointed pursuant to
Section 3.08 hereof.

     (b) Upon request of any such successor Book-Entry Depositary, the Note Issuer shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Book-Entry Depositary all such rights, powers and agencies referred to in paragraph (a) of this Section.

     (c) No successor Book-Entry Depositary shall accept its appointment unless at the time of such acceptance such successor Book-Entry Depositary shall be eligible to serve as such under this Article.

     (d) Upon acceptance of appointment by any successor Book-Entry Depositary as provided in this Section, the Note Issuer shall give notice thereof to the Depositary in accordance with Section 4.02 hereof. If the acceptance of appointment is substantially contemporaneous with the resignation of the Book-Entry Depositary, then the notice called for by the preceding sentence may be combined with the notice called for by Section 3.08 hereof. If the Note Issuer fails to give such notice within ten days after acceptance of appointment by the successor Book-Entry Depositary, the successor Book-Entry Depositary shall cause such notice to be given at the expense of the Note Issuer.

SECTION 3.10 Merger, Conversion, Consolidation or Succession to Business.

     Any corporation into which the Book-Entry Depositary may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Book-Entry Depositary shall be a party, or any corporation succeeding to all or substantially all the agency business of the Book-Entry Depositary, shall be the successor of the Book-Entry Depositary hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided that such corporation shall be otherwise eligible to serve as Book-Entry Depositary under this Article.

SECTION 3.11 Compliance with Letter of Representations.

     As long as DTC or its nominee is the Depositary, the Book-Entry Depositary shall comply with all of its representations made to DTC in the Letter of Representations, and any successor Book-Entry Depositary shall comply with all representations made to DTC in a similar letter of representations in form and substance acceptable to DTC and the Note Issuer.

                                   ARTICLE IV
                            MISCELLANEOUS PROVISIONS

SECTION 4.01 Notices to Book-Entry Depositary or Note Issuer.

     Any request, demand, authorization, direction, notice, consent, or waiver or other document provided or permitted by this Agreement to be made upon, given or furnished to, or filed with:

     (a) the Book-Entry Depositary by the Depositary, by the Trustee or by the
Note Issuer shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if made, given, furnished or filed in writing and personally delivered or mailed, by overnight delivery or certified mail, postage prepaid, to the Book-Entry Depositary at the following address:

                     The Chase Manhattan Bank
                     450 West 33rd Street
                     New York, NY 10001
                     Attention: Global Trust Services
                     Facsimile: 1-212-946-7799

or at any other address furnished in writing by the Book-Entry Depositary to the Depositary, the Trustee and the Note Issuer; or

     (b) the Note Issuer by the Book-Entry Depositary or by the Depositary shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if made, given, furnished or filed in writing and personally delivered or mailed, by overnight delivery or first-class postage prepaid, to the following address:

                     RSL Communications PLC
                     767 Fifth Avenue
                     Suite 4300
                     New York, New York 10153

                with a copy to:

                     Robert L. Kohl
                     Rosenman & Colin LLP
                     575 Madison Avenue
                     New York, NY 10022
                     Facsimile: (212) 940-8607

or at any other addresses furnished in writing to the Book-Entry Depositary by the Note Issuer. Any communication sent pursuant to this Section 4.01 shall be deemed given when delivered, if personally delivered or sent by overnight delivery and three days after deposit in the U.S. mail, if sent by certified mail.

SECTION 4.02 Notice to the Depositary: Waiver.

     Where this Agreement provides for notice to the Depositary of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided or as provided in the Letter of Representations) if in writing and mailed, first-class postage prepaid, to the Depositary at the address that the Depositary has notified in writing to the Book-Entry Depositary, in each case not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. Where this Agreement provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by the Depositary shall be filed with the Book-Entry Depositary, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

     In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Book-Entry Depositary shall constitute a sufficient notification for every purpose hereunder.

SECTION 4.03 Effect of Headings and Table of Contents.

     The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 4.04 Successors and Assigns.

     All covenants and agreements in this Agreement and the Notes by the Note Issuer shall bind its successors and assigns, whether so expressed or not.

SECTION 4.05 Separability Clause.

     In case any provision in this Agreement or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof and thereof shall not in any way be affected or impaired thereby.

SECTION 4.06 Benefits of Agreement.

     Nothing in this Agreement, the Notes, or the Indenture, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, any benefits or any legal or equitable right, remedy or claim under this Agreement. By the acceptance of the Depositary Interests representing the Notes, the Depositary shall be party to this Agreement and shall be bound by all of the terms and conditions hereof and of the Indenture and the Notes.

SECTION 4.07 GOVERNING LAW.

     THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

SECTION 4.08 Jurisdiction.

     The Note Issuer agrees that any legal suit, action or proceeding against the Note Issuer brought by the Depositary or the Book-Entry Depositary arising out of or based upon this Agreement may be instituted in any state or federal court in the Borough of Manhattan, The City of New York, and waives any objection which it may now or hereafter have to the laying of venue of any such proceeding and irrevocably submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding. The Note Issuer has appointed RSL Communications N. America, Inc., 767 Fifth Avenue, Suite 4300, New York, New York 10153, as its authorized agent (together with any successor, the "Authorized Agent") upon whom process may be served in any legal suit, action or proceeding arising out of or based upon this Agreement which may be instituted in any state or federal court in the Borough of Manhattan, The City of New York, by the Depositary or the Book-Entry Depositary and expressly accepts the non-exclusive jurisdiction of any such court in respect of any such action. The
Note Issuer represents and warrants that the Authorized Agent has agreed to act as said agent for service of process, and the Note Issuer agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon the Note Issuer. Notwithstanding the foregoing, any action based on this Agreement may be instituted by the Book-Entry Depositary in any competent court in England.

SECTION 4.09 Counterparts.

     This Agreement may be executed in any number of counterparts by the parties hereto on separate counterparts, each of which, when so executed and delivered, shall be deemed an original, but all of which shall together constitute one and the same instrument.

SECTION 4.10 Inspection of Agreement.

     A copy of this Agreement shall be available at all reasonable times during normal business hours at the Corporate Trust Office of the Book-Entry Depositary for inspection by the Depositary.

SECTION 4.11 Satisfaction and Discharge.

     Upon Issuer Request to terminate this Agreement, this Agreement shall cease to be of further effect and the Book-Entry Depositary shall execute proper instruments acknowledging satisfaction and discharge of this Agreement, when (i) the Indenture has been satisfied and discharged pursuant to the provisions thereof or Registered Notes have been issued and all Global Notes have been cancelled in accordance with the provisions of Sections 2.07 and 2.12 thereof,
(ii) the Note Issuer has paid or caused to be paid all sums payable hereunder by the Note Issuer and (iii) the Note Issuer has delivered to the Book-Entry Depositary an Officers' Certificate, stating that all conditions precedent provided herein relating to the satisfaction and discharge of this Agreement have been complied with.

SECTION 4.12 Amendments.

     The Note Issuer and the Book-Entry Depositary may amend this Agreement without the consent of the Depositary:

     (a) to cure any ambiguity, defect or inconsistency, provided that such amendment or supplement does not adversely affect the rights of the Depositary or any holder of Book-Entry Notes;

     (b) to evidence the succession of another person to the Note Issuer (when a similar amendment with respect to the Indenture is being executed) and the assumption by any such successor of the covenants of the Note Issuer herein;

     (c) to evidence or provide for a successor Book-Entry Depositary,

     (d) to make any amendment, change or supplement that does not adversely affect the Depositary or holders of Book-Entry Notes;

     (e) to add to the covenants of Holdings or the Note Issuer or the Book-Entry Depositary;

     (f) to add a guarantor when a guarantor is made a party to the Indenture pursuant to the Indenture; or

     (g) to comply with the United States federal and English securities laws.

     No amendment may be made to this Agreement that adversely affects the Depositary without the consent of the Depositary and no amendment may be made to this Agreement that adversely affects the holders of Book-Entry Notes without the consent of a majority of the aggregate principal amount of Book-Entry Notes outstanding.

SECTION 4.13 Book-Entry Depositary To Sign Amendments.

     The Book-Entry Depositary shall sign any amendment authorized pursuant to
Section 4.12 hereof if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Book-

Entry Depositary. If it does, the Book-Entry Depositary may but need not sign it. In signing such amendment the Book-Entry Depositary shall be entitled to receive indemnity satisfactory to it and to receive, and shall be fully protected in reasonably relying upon, an Officers' Certificate (which need only cover the matters set forth in clause (a) below) and an Opinion of Counsel stating that:

     (a) such amendment is authorized or permitted by this Agreement;

     (b) the Note Issuer has all necessary corporate power and authority to execute and deliver the amendment and that the execution, delivery and performance of such amendment has been duly authorized by all necessary corporate action;

     (c) the execution, delivery and performance of the amendment do not conflict with, or result in the breach of or constitute a default under any of the terms, conditions or provisions of (i) this Agreement, (ii) the Memorandum and Articles of Association of the Note Issuer, (iii) any law or regulation applicable to the Note Issuer, (iv) any material order, writ, injunction or decree of any court or governmental instrumentality applicable to the Note Issuer or (v) any material agreement or instrument to which the Note Issuer is subject; and

     (d) such amendment has been duly and validly executed and delivered by the
Note Issuer, and this Agreement together with such amendment constitutes a legal, valid and binding obligation of the Note Issuer enforceable against the
Note Issuer in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and general equitable principles.

                            [signature page follows]

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.

                                           RSL COMMUNICATIONS PLC


                                           By: /s/ Itzhak Fisher
                                              ----------------------------------
                                           Name:  Itzhak Fisher
                                           Title:


                                           THE CHASE MANHATTAN BANK
                                           as Book-Entry Depositary


                                           By: /s/ James D. Heaney
                                              ----------------------------------
                                           Name: James D. Heaney
                                           Title: Vice President